Exhibit 99.1

Dynatrace Reports Second Quarter of Fiscal Year 2020 Financial Results

•	Total Revenue of $129.4 million, a year-over-year increase of 27%

•	Annualized recurring revenue "ARR" of $470.9 million, a year-over-year increase of 44%

•	Subscription and Services revenue of $126.6 million, a year-over-year increase of 37%

•	GAAP EPS of $(1.58) and non-GAAP EPS of $0.06

WALTHAM, Mass, Oct 30, 2019 (Business Wire) - Dynatrace (NYSE: DT), a market-leading software intelligence platform, purpose-built for the enterprise cloud, today released financial results for the second quarter of its fiscal 2020 ended September 30, 2019.

“Dynatrace reported strong second quarter results, highlighted by 37% year-over-year growth in subscription and services revenue, now 98% of our revenue mix,” said John Van Siclen, Chief Executive Officer. “The Dynatrace platform is resonating with customers, evidenced by accelerating logo growth and a solid net expansion rate, which comfortably exceeded 120% for the 6th straight quarter. We are running a well-balanced business, a unique combination of growth and profitability at scale, that we believe provides Dynatrace with an attractive and sustainable business model over the long term.”

Second Quarter Fiscal 2020 and Other Recent Business Highlights:
Financial Highlights:

•	Total Revenue of $129.4 million, an increase of 27% compared to $101.9 million in Q2 2019

•	Total ARR of $470.9 million, an increase of 44% compared to $326.4 million at the end of Q2 2019

•	Subscription and Services revenue of $126.6 million, an increase of 37% compared to $92.2 million in Q2 2019, and representing 98% of total revenue

•	GAAP Operating loss of $(154.5) million and Non-GAAP Operating Income of $29.4 million

•	GAAP EPS of $(1.58) and non-GAAP EPS of $0.06

Dynatrace® Platform Highlights:

•	Ended the quarter with 1,828 Dynatrace customers, a sequential increase of 250 from the end of Q1 2020

•	Dynatrace Dollar-Based Net Expansion rate greater than 120% for the sixth consecutive quarter

•	Dynatrace ARR represents 80% of total ARR, increasing from 75% of total ARR at the end of Q1 2020

Business Highlights:

•
Completed our initial public offering and listed our shares on the New York Stock Exchange on August 1, 2019. The offering resulted in approximately $622.0 million in gross primary proceeds and $590.3 million of net proceeds.

•
Announced Digital Business Analytics, a new module to the Dynatrace Software Intelligence Platform. Digital Business Analytics provides real-time, AI-powered answers to business questions from observability data already flowing through the Dynatrace platform.

•
To support a growing number of webscale, multi-cloud implementations, Dynatrace doubled the capacity of a cluster which now scales to 50,000 hosts per cluster, and added support for the clustering of clusters for software intelligence scalability without limits.

Second Quarter 2020 Financial Highlights
(Unaudited – in thousands, except per share amounts)

	Three Months Ended September 30,
	2019	2018
Annualized recurring revenue	$470,905	$326,439
Year-over-Year Increase	44%

Revenues:
Total revenue	$129,378	$101,887
Year-over-Year Increase	27%

Subscription and services revenue	$126,633	$92,225
Year-over-Year Increase	37%

Non-GAAP operating income (*)	$29,396	$17,294
Non-GAAP operating margin (*)	23%	17%

Non-GAAP net income (*)	$17,275	$7,423

Non-GAAP net income per share	$0.06	$0.03

Shares outstanding used in computing Non-GAAP per share amounts - diluted	269,985	236,275

Unlevered Free Cash Flow (*)	$27,159	$24,327
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at https://ir.dynatrace.com.

Financial Outlook
Based on information available, as of October 30, 2019, Dynatrace is issuing guidance for the third quarter and full year fiscal 2020 as follows:

Third Quarter of Fiscal Year 2020:

•	Total revenue is expected to be in the range of $137 million to $138 million

•	Non-GAAP operating income is expected to be in the range of $30 million to $31 million

•	Non-GAAP net income is expected to be in the range of $18 million to $19 million

•	Non-GAAP net income per diluted share is expected to be in the range of $0.06 to $0.07, based on approximately 282 million diluted weighted-average shares
Full Year Fiscal 2020:

•	Total revenue is expected to be in the range of $533 million to $535 million

•	Total ARR is expected to be in the range of $550 million to $555 million

•	Non-GAAP operating income is expected to be in the range of $119 million to $121 million

•	Non-GAAP net income is expected to be in the range of $64 million to $67 million

•	Non-GAAP net income per diluted share is expected to be in the range of $0.23 to $0.24, based on approximately 275 million diluted weighted-average shares

Reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

These statements are forward-looking and actual results may differ materially. Refer to the section under the heading Forward-Looking Statements below for information on the factors that could cause our actual results to differ materially.

Conference Call and Webcast Information
Dynatrace will host a conference call today, October 30, 2019, to discuss its results at 5:00 p.m. Eastern Time. The call will be accessible by telephone at 866-211-4694 (domestic) or 647-689-6731 (international). The call will also be available live via webcast on the Company’s website at https://ir.dynatrace.com. A telephone replay of the conference call will be available at 800-585-8367 or 416-621-4642 (access code 8498802) until November 13, 2019. A webcast replay will be available at https://ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Adjusted EBITDA is defined as Net Income(loss) adjusted by removing the impact of our capital structure (net interest income or expense from our outstanding debt), asset base (depreciation and amortization), tax consequences, restructuring and other gains and losses, transaction and sponsor related costs, gains and losses on foreign currency and stock-based compensation.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Dynatrace Dollar-Based Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform, as well as any upsell generated at the time of conversion.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
TTM Adjusted EBITDA/Net Debt Leverage Ratio is defined as our Net Debt divided by our trailing twelve month Adjusted EBITDA. Net Debt is defined as total principal less cash and cash equivalents.
Unlevered Free Cash Flow is defined as net cash provided by (used in) operating activities and adjusted to exclude cash paid for interest (net of tax), non-recurring restructuring and acquisition related costs, along with costs associated with one-time offerings and filings, less cash used in investing activities for acquisition of property and equipment. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About Dynatrace
Dynatrace provides software intelligence to simplify enterprise cloud complexity and accelerate digital transformation. With AI and complete automation, our all-in-one platform provides answers, not just data, about the performance of applications, the underlying infrastructure and the experience of all users. That’s why many of the world’s largest enterprises trust Dynatrace to modernize and automate enterprise cloud operations, release better software faster, and deliver unrivalled digital experiences. Curious to see how you can simplify your enterprise cloud? Let us show you. Visit our trial page for a free 15-day Dynatrace trial. To learn more about how Dynatrace can help your business, visit https://www.dynatrace.com, visit our blog and follow us on Twitter @dynatrace.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the third fiscal quarter and full year 2020, and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our subscription revenue growth rates in future periods, our ability to service our substantial level of indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring and infrastructure monitoring, continued spending on and demand for software intelligence solutions, our ability to successfully convert and upsell our customers as they convert from our Classic products to the Dynatrace® platform, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-Q filed on September 5, 2019 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Subscription	$115,805	$82,389	$223,933	$160,313
License	2,745	9,662	6,529	20,741
Service	10,828	9,836	21,466	19,054
Total revenue	129,378	101,887	251,928	200,108
Cost of revenue:
Cost of subscription	23,456	14,256	39,633	27,388
Cost of service	11,847	7,522	20,656	14,417
Amortization of acquired technology	4,243	4,558	8,800	9,222
Total cost of revenue	39,546	26,336	69,089	51,027
Gross profit	89,832	75,551	182,839	149,081

Operating expenses:
Research and development	46,596	19,690	72,255	37,586
Sales and marketing	99,966	44,883	158,181	87,392
General and administrative	86,953	25,211	118,835	45,092
Amortization of other intangibles	10,061	11,964	20,203	24,013
Restructuring and other	779	73	894	483
Total operating expenses	244,355	101,821	370,368	194,566
Loss from operations	(154,523)	(26,270)	(187,529)	(45,485)
Interest expense, net	(14,534)	(17,495)	(33,720)	(28,182)
Other income (expense), net	146	(439)	240	2,424
Loss before income taxes	(168,911)	(44,204)	(221,009)	(71,243)
Income tax (expense) benefit	(248,423)	4,266	(245,480)	7,749
Net loss	$(417,334)	$(39,938)	$(466,489)	$(63,494)
Net loss per share:
Basic and diluted	$(1.58)	$(0.17)	$(1.86)	$(0.27)
Weighted average shares outstanding:
Basic and diluted	264,127	235,215	251,412	235,217
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Cost of revenues	$12,720	$1,906	$16,029	$2,990
Research and development	27,379	4,163	34,506	6,581
Sales and marketing	56,781	7,998	71,885	12,461
General and administrative	57,866	8,963	73,751	14,196
Total share-based compensation expense	$154,746	$23,030	$196,171	$36,228

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2019	March 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$211,696	$51,314
Accounts receivable, net of allowance for doubtful accounts	85,602	115,431
Deferred commissions, current	35,094	27,705
Prepaid expenses and other current assets	23,166	18,768
Total current assets	355,558	213,218
Property and equipment, net	24,664	17,925
Goodwill	1,270,163	1,270,120
Other intangible assets, net	229,880	259,123
Deferred tax assets, net	10,806	10,678
Deferred commissions, non-current	26,154	31,545
Other assets	8,117	7,649
Receivable from related party	7,480	1,108
Total assets	$1,932,822	$1,811,366

Liabilities and shareholders' equity / member's deficit
Current liabilities:
Accounts payable	$10,532	$6,559
Accrued expenses, current	78,704	64,920
Current portion of long-term debt	—	9,500
Deferred revenue, current	291,857	272,772
Payable to related party	—	597,150
Total current liabilities	381,093	950,901
Deferred revenue, non-current	77,630	92,973
Accrued expenses, non-current	18,028	98,359
Deferred tax liabilities	—	47,598
Long-term debt, net of current portion	569,789	1,011,793
Total liabilities	1,046,540	2,201,624
Commitments and contingencies
Shareholders' equity / member's deficit:
Common shares, $0.001 par value, 600,000,000 shares authorized, 280,509,056 shares issued and outstanding at September 30, 2019	281	—
Common units, no par value, 100 units authorized, issued and outstanding at March 31, 2019	—	—
Additional paid-in capital	1,547,051	(184,546)
Accumulated deficit	(642,491)	(176,002)
Accumulated other comprehensive loss	(18,559)	(29,710)
Total shareholders' equity / member's deficit	886,282	(390,258)
Total liabilities and shareholders' equity / member's deficit	$1,932,822	$1,811,366

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Six Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(466,489)	$(63,494)
Adjustments to reconcile net loss to cash (used in) provided by operations:
Depreciation	3,971	3,585
Amortization	29,810	36,697
Share-based compensation	196,171	36,228
Deferred income taxes	(48,566)	(9,437)
Other	3,690	278
Net change in operating assets and liabilities:
Accounts receivable	29,578	51,350
Deferred commissions	(2,196)	(2,203)
Prepaid expenses and other assets	(888)	(5,071)
Accounts payable and accrued expenses	27,230	9,981
Deferred revenue	9,461	18,246
Net cash (used in) provided by operating activities	(218,228)	76,160

Cash flows from investing activities:
Purchase of property and equipment	(9,758)	(3,261)
Capitalized software additions	(564)	(782)
Net cash used in investing activities	(10,322)	(4,043)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discounts and commissions	590,297	—
Settlement of deferred offering costs	(5,000)	—
Proceeds from term loans	—	1,120,000
Debt issuance costs	—	(16,288)
Repayment of term loans	(455,189)	—
Payments to related parties	—	(1,177,021)
Contribution for tax associated with reorganization	265,000	—
Equity repurchases	(145)	(647)
Installments related to acquisition	(4,694)	(3,653)
Net cash provided by (used in) financing activities	390,269	(77,609)

Effect of exchange rates on cash and cash equivalents	(1,337)	(2,356)

Net increase (decrease) in cash and cash equivalents	160,382	(7,848)

Cash and cash equivalents, beginning of period	51,314	77,581
Cash and cash equivalents, end of period	$211,696	$69,733

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - in thousands)

	Three Months Ended September 30, 2019
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenues	$39,546	$(12,720)	$(4,243)	$—	$22,583
Gross profit	89,832	12,720	4,243	—	106,795
Gross margin	69%				83%
Research and development	46,596	(27,379)	—	—	19,217
Sales and marketing	99,966	(56,781)	—	—	43,185
General and administrative	86,953	(57,866)	—	(14,090)	14,997
Amortization of other intangibles	10,061	—	(10,061)	—	—
Restructuring and other	779	—	—	(779)	—
Operating (loss) income	(154,523)	154,746	14,304	14,869	29,396
Operating margin	(119)%				23%

	Three Months Ended September 30, 2018
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenues	$26,336	$(1,906)	$(4,558)	$—	$19,872
Gross profit	75,551	1,906	4,558	—	82,015
Gross margin	74%				80%
Research and development	19,690	(4,163)	—	—	15,527
Sales and marketing	44,883	(7,998)	—	—	36,885
General and administrative	25,211	(8,963)	—	(3,939)	12,309
Amortization of other intangibles	11,964	—	(11,964)	—	—
Restructuring and other	73	—	—	(73)	—
Operating (loss) income	(26,270)	23,030	16,522	4,012	17,294
Operating margin	(26)%				17%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - in thousands, except per share amounts)

	Three Months Ended September 30,
	2019	2018
Non-GAAP net income:
Net loss	$(417,334)	$(39,938)
Tax expense (benefit)	248,423	(4,266)
Cash paid for tax	(262,020)	(3,981)
Tax associated with reorganization	254,242	—
Related party tax	7,310	—
Interest expense	14,534	17,495
Cash paid for interest	(11,653)	(5,890)
Share-based compensation	154,746	23,030
Amortization of other intangibles	10,061	11,964
Amortization of acquired technology	4,243	4,558
Transaction and sponsor related costs	14,090	3,939
Restructuring and other	779	73
(Gain) loss on currency translation	$(146)	$439
Non-GAAP net income	$17,275	$7,423

Share count:
Weighted-average shares outstanding - basic	264,127	235,215
Weighted-average shares outstanding - diluted	264,127	235,215

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	264,127	235,215
Weighted-average shares outstanding - diluted	269,985	236,275

Net income (loss) per share:
Net loss per share - basic	$(1.58)	$(0.17)
Net loss per share - diluted	$(1.58)	$(0.17)
Non-GAAP net income per share - basic	$0.07	$0.03
Non-GAAP net income per share - diluted	$0.06	$0.03

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - in thousands)

	Three Months Ended September 30,		Trailing Twelve Months Ended September 30, 2019
	2019	2018
Adjusted EBITDA:
Net loss	(417,334)	(39,938)	$(519,189)
Income tax expense (benefit)	248,423	(4,266)	229,512
Interest expense, net	14,534	17,495	75,383
Amortization	14,729	18,354	65,905
Depreciation	1,937	1,642	7,705
Restructuring and other	779	73	2,174
Transaction and sponsor related costs	14,090	3,939	25,225
(Gain) loss on currency translation	(146)	439	(457)
Share-based compensation	154,746	23,030	231,094
Adjusted EBITDA	31,758	20,768	$117,352

	Three Months Ended September 30,
	2019	2018
Unlevered Free Cash Flow ("uFCF") (After tax adjustment):
Net cash (used in) provided by operating activities	$(252,395)	$17,600
Cash paid for interest expense	11,653	5,890
Restructuring and other	779	73
Purchase of property, plant, and equipment	(5,607)	(1,702)
Transaction and sponsor related costs	14,090	3,939
Tax associated with reorganization	254,242	—
Related party tax	7,310	—
Total uFCF	30,072	25,800
Interest tax adjustment	(2,913)	(1,473)
uFCF (After tax adjustment)	$27,159	$24,327

	September 30, 2019
Adjusted EBITDA/Net Debt Leverage Ratio:
Long-term debt	$569,789
Cash	211,696
Net debt	358,093

TTM Adjusted EBITDA	$117,352
Leverage Ratio	3.1	x

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - in thousands, except per share amounts)

	Six Months Ended September 30, 2019
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenues	$69,089	$(16,029)	$(8,800)	$—	$44,260
Gross profit	182,839	16,029	8,800	—	207,668
Gross margin	73%				82%
Research and development	72,255	(34,506)	—	—	37,749
Sales and marketing	158,181	(71,885)	—	—	86,296
General and administrative	118,835	(73,751)	—	(17,954)	27,130
Amortization of other intangibles	20,203	—	(20,203)	—	—
Restructuring and other	894	—	—	(894)	—
Operating (loss) income	(187,529)	196,171	29,003	18,848	56,493
Operating margin	(74)%				22%

	Six Months Ended September 30, 2018
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenues	$51,027	$(2,990)	$(9,222)	$—	$38,815
Gross profit	149,081	2,990	9,222	—	161,293
Gross margin	75%				81%
Research and development	37,586	(6,581)	—	—	31,005
Sales and marketing	87,392	(12,461)	—	—	74,931
General and administrative	45,092	(14,196)	—	(5,272)	25,624
Amortization of other intangibles	24,013	—	(24,013)	—	—
Restructuring and other	483	—	—	(483)	—
Operating (loss) income	(45,485)	36,228	33,235	5,755	29,733
Operating margin	(23)%				15%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - in thousands, except per share amounts)

	Six Months Ended September 30,
	2019	2018
Non-GAAP net income:
Net loss	$(466,489)	$(63,494)
Income tax expense (benefit)	245,480	(7,749)
Cash paid for tax	(264,072)	(2,077)
Tax associated with reorganization	254,242	—
Related party tax	7,310	—
Interest expense	33,720	28,182
Cash paid for interest	(27,391)	(5,890)
Share-based compensation	196,171	36,228
Amortization of other intangibles	20,203	24,013
Amortization of acquired technology	8,800	9,222
Transaction and sponsor related costs	17,954	5,272
Restructuring and other	894	483
(Gain) on currency translation	$(240)	$(2,424)
Non-GAAP net income	$26,582	$21,766

Share count:
Weighted-average shares outstanding - basic	251,412	235,217
Weighted-average shares outstanding - diluted	251,412	235,217

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	251,412	235,217
Weighted-average shares outstanding - diluted	258,043	235,931

Net (loss) income per share:
Net loss per share - basic	$(1.86)	$(0.27)
Net loss per share - diluted	$(1.86)	$(0.27)
Non-GAAP net (loss) income per share - basic	$0.11	$0.09
Non-GAAP net (loss) income per share - diluted	$0.10	$0.09

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - in thousands)

	Six Months Ended September 30,
	2019	2018
Adjusted EBITDA:
Net loss	$(466,489)	$(63,494)
Income tax expense (benefit)	245,480	(7,749)
Interest expense, net	33,720	28,182
Amortization	29,810	36,697
Depreciation	3,971	3,585
Restructuring and other	894	483
Transaction and sponsor related costs	17,954	5,272
(Gain) on currency translation	(240)	(2,424)
Share-based compensation	196,171	36,228
Adjusted EBITDA	$61,271	$36,780

	Six Months Ended September 30,
	2019	2018
Unlevered Free Cash Flow ("uFCF") (After tax adjustment):
Net cash (used in) provided by operating activities	$(218,228)	$76,160
Cash paid for interest expense	27,391	5,890
Restructuring and other	894	483
Purchase of property, plant, and equipment	(9,758)	(3,261)
Transaction and sponsor related costs	17,954	5,272
Tax associated with reorganization	254,242	—
Related party tax	7,310	—
Total uFCF	79,805	84,544
Interest tax adjustment	(6,848)	(1,473)
uFCF (After tax adjustment)	$72,957	$83,071

Contacts

Marc P. Griffin
646-277-1290
Marc.Griffin@ICRinc.com

Michael Bowen
203-682-8299
Michael.Bowen@ICRinc.com

Media Relations
Jack Murphy
646-677-1834
Jack.Murphy@ICRinc.com

Mike Maciag
Dynatrace
Mike.Maciag@dynatrace.com
650-279-3655

Source: Dynatrace Investor Relations